Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Reports Financial Results for 2010

Foodservice segment continues to outperform the market;
Crane backlog posts impressive 28 percent gain

MANITOWOC, Wis. — January 31, 2011 — The Manitowoc Company, Inc. (NYSE: MTW) today reported sales of $830.9 million for the fourth quarter of 2010, up 4.1 percent from $798.1 million in the fourth quarter of 2009. The sales increase was due primarily to a 6.8 percent increase in Foodservice segment sales, coupled with a 2.3 percent increase in Crane segment sales. Fourth quarter and prior period results have all been retrospectively adjusted to classify the company’s sale of the Kysor/Warren business as a discontinued operation.

On a GAAP basis, the company reported a loss of $63.8 million, or $0.49 per diluted share, in the fourth quarter versus a net loss of $23.5 million, or $0.18 per diluted share, in the fourth quarter of 2009. Both periods included special items. Excluding special items, the adjusted earnings from continuing operations were $15.0 million, or $0.11 per diluted share, in the fourth quarter of 2010, versus an adjusted net loss of $12.2 million, or $0.09 per diluted share, in the fourth quarter of 2009. A reconciliation of GAAP net earnings to net earnings before special items is provided later in this press release.

For the full-year 2010, sales were $3.1 billion, a 13.2 percent decline from $3.6 billion in 2009. The net loss in 2010 was $71.4 million, or $0.55 per share, versus a loss of $704.2 million, or $5.41 per share, in the prior year. Excluding the special items described in the reconciliation below, net earnings from continuing operations in 2010 were $19.8 million, or $0.15 per share, versus $38.4 million, or $0.29 per share, in 2009.

“The unrelenting focus on our initiatives during the downturn has left Manitowoc much better positioned to capitalize on new opportunities and further extend our leadership position amid recovering end markets. In the face of continuing market uncertainty, we set aggressive targets for the company in 2010, and through the hard work and tireless execution by our people, we achieved nearly all of our goals,” said Glen E. Tellock, Manitowoc’s chairman and chief executive officer. “In the fourth quarter, we experienced year-over-year sales growth in both of our segments, driven by continued strong performance in Foodservice and early signs of recovery in our Crane segment. We are optimistic about the recovery signs we’re seeing, and through continued focus on our initiatives and operating objectives, we are looking forward to continued sales and profitability growth in 2011.”

“We were pleased with the actions taken during the year to diligently manage working capital, amend our credit agreement, and reduce leverage. In combination, these initiatives have strengthened our financial position and provided us with additional flexibility to drive improving performance as we move into 2011. Since acquiring Enodis in 2008 through the divestiture of the Kysor/Warren business in January of 2011, the company has paid down more than $1 billion in debt, while continuing to invest in innovation and new products that are crucial to Manitowoc’s and our customers’ success.”

Foodservice Segment Results
Fourth-quarter 2010 net sales in the Foodservice segment were $339.5 million versus $317.8 million in the fourth quarter of 2009 and $368.4 million in the third quarter of 2010. The year-over-year increase was due to the introduction of new products and continued geographic penetration outpacing the market. The 2010 sequential fourth-quarter revenue decline is due to normal seasonal sales patterns.

Foodservice operating earnings for the fourth quarter of 2010 were $42.1 million, versus $39.8 million in the fourth quarter of 2009. This resulted in a Foodservice segment operating margin of 12.4 percent for the fourth quarter of 2010, which is equal to the prior year period. The flat year-over-year fourth-quarter margin was due to difficult comparables resulting from a major product roll-out that began in late 2009 and continued into early 2010.

“Fourth-quarter and full-year results in our Foodservice segment showed continued strength, and were in-line with our expectations. During the year, we achieved significant sales growth despite challenging end markets, we expanded operating margins through the realization of operational efficiencies and cost savings from our integration efforts, and we continued to invest in innovation and new products across all of our product lines. As we enter 2011, we are on-track with our vision for this segment, and we are excited about the potential for further growth and profitability as we focus on serving our customers,” said Tellock.

Crane Segment Results
Fourth-quarter 2010 net sales in the Crane segment were $491.4 million, up 2.3 percent from $480.3 million in the fourth quarter of 2009, and up 12.0 percent from third-quarter 2010 sales of $438.8 million.

Crane segment operating earnings for the fourth quarter of 2010 increased to $30.4 million from $18.3 million in the same period last year and $16.1 million in the third quarter of 2010. This resulted in a Crane segment operating margin of 6.2 percent for the fourth quarter of 2010, up from 3.8 percent in the same period in 2009, and 3.7 percent in the third quarter of 2010.

Crane segment backlog totaled $572 million as of December 31, 2010, an increase of 27.7 percent from the $448 million backlog at September 30, 2010. The increase in backlog was due to a solid ramp-up in demand, across all end markets and most product lines, throughout the fourth quarter.

“Exceptionally strong order rates toward the end of the fourth quarter drove year-over-year and sequential sales growth for our Crane segment. North America and Europe are beginning to show signs of modest recovery, and we’re encouraged by new orders from dealers that are beginning to replenish their inventories. Additionally, strong operating margins for the quarter resulted in full-year margins well above those witnessed in previous trough years. While we were encouraged by the increasing demand for our products toward the end of 2010, we do expect potential volatility in orders during 2011 as end markets regain their footing,” continued Tellock.

Cash Flow
Cash flow from operating activities in the fourth quarter of 2010 was $157.1 million, driven by working capital improvements. Cash outflow used for investing activities during the quarter was limited to $9.1 million due to diligent management of capital expenditures. Full-year cash from operating activities in 2010 was $209.3 million versus $339.5 million in 2009.

2011 Guidance
“We enter 2011 as a much stronger organization,” Tellock added. “With our Foodservice integration complete and the belief that 2010 was the trough year for Cranes, we view the next 12 months as a transition year for Manitowoc. As such, we anticipate year-over-year growth for both of our operating segments for the first time since 2008.”

• Crane revenue — low double-digit year-over-year percentage growth
• Crane margins — improved margins building off 2010 trough levels
• Foodservice revenue — high single-digit percentage growth
• Foodservice margins — improving mid-teen margins versus 2010
• Capital expenditures — approximately $70 million
• Depreciation & amortization — approximately $125 million
•  Interest expense — approximately $160 million
•  Amortization of deferred financing fees — approximately $15 million
• Debt reduction — target of $200 million

Adjusted EBITDA
The company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, and amortization, plus certain items such as pro-forma acquisition results and the addback of certain restructuring charges, that are adjustments per the credit agreement definition. The company’s trailing twelve-month Adjusted EBITDA for covenant compliance purposes as of December 31, 2010 was $339 million. The reconciliation of earnings from continuing operations to Adjusted EBITDA is as follows (in millions):

Net loss attributable to Manitowoc	$(71)
Depreciation and amortization	131
Restructuring charges	4
Interest expense and amortization of deferred financing fees	197
Costs due to early extinguishment of debt	44
Income taxes	24
Other	10
Adjusted EBITDA	$339

GAAP Reconciliation
In this release, the company refers to various non-GAAP measures. We believe that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share before special items reconcile to earnings presented according to GAAP as follows (in millions, except per share data):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net earnings (loss) attributable to Manitowoc	$(63.8)	$(23.5)	$(71.4)	$(704.2)
Special items, net of tax:
(Earnings) loss from discontinued operations	0.1	(0.3)	(2.4)	27.9
(Gain) loss on sale of discontinued operations	—	(1.6)	—	(4.6)
Intangible asset impairment - discontinued operations	9.8	—	9.8	31.8
Intangible asset impairment - continuing operations	—	—	—	645.0
Early extinguishment of debt	17.7	5.3	28.6	6.0
Restructuring expense	0.4	0.7	2.4	25.7
Loss on sale of product lines	—	7.2	—	7.2
Deferred tax asset valuation allowances	50.8	—	50.8	—
Other	—	—	2.0	3.6
Net earnings before special items	$15.0	$(12.2)	$19.8	$38.4

Diluted earnings (loss) per share	$(0.49)	$(0.18)	$(0.55)	$(5.41)
Special items, net of tax:
(Earnings) loss from discontinued operations	0.00	—	(0.02)	0.21
(Gain) loss on sale of discontinued operations	—	(0.01)	—	(0.04)
Intangible asset impairment - discontinued operations	0.08	—	0.08	0.24
Intangible asset impairment - continuing operations	—	—	—	4.95
Early extinguishment of debt	0.14	0.04	0.22	0.05
Restructuring expense	—	0.01	0.02	0.20
Loss on sale of product lines	—	0.06	—	0.06
Deferred tax asset valuation allowances	0.39	—	0.39	—
Other	—	—	0.02	0.03
Diluted earnings per share before special items	$0.11	$(0.09)	$0.15	$0.29

Investor Conference Call

On February 1 at 10:00 a.m. ET (9:00 a.m. CT), Manitowoc’s senior management will discuss its third-quarter results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc’s Web site at http://www.manitowoc.com. A replay of the conference call will also be available at the same location on the Web site.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with nearly 100 manufacturing, distribution, service, and/or office facilities in 26 countries. It is recognized as one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. Manitowoc also is one of the world’s leading innovators and manufacturers of commercial foodservice equipment serving the ice, beverage, refrigeration, food prep, and cooking needs of restaurants, convenience stores, hotels, healthcare, and institutional applications.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•                  unanticipated changes in revenues, margins, costs, and capital expenditures;

•                  uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•                  the ability to generate cash consistent with Manitowoc’s stated goals;

•                  pressure of additional financing leverage resulting from acquisitions;

•                  matters impacting the successful and timely implementation of ERP systems;

•                  foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•                  changes in raw material and commodity prices;

•                  unexpected issues associated with the availability and viability of suppliers;

•                  the risks associated with growth;

•                  geographic factors and political and economic risks;

•                  actions of competitors;

•                  changes in economic or industry conditions generally or in the markets served by Manitowoc;

•                  the state of financial and credit markets;

•                  unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment and foodservice equipment in emerging economies, and changes in demand for used lifting equipment and foodservice equipment;

•                  the replacement cycle of technologically obsolete cranes;

•                  the ability of Manitowoc’s customers to receive financing;

•                  consolidations within the restaurant and foodservice equipment industries;

•                  global expansion of customers;

•                  foodservice equipment replacement cycles in national accounts and global chains, including unanticipated issues associated with refresh/renovation plans by national restaurant accounts and global chains;

•                  efficiencies and capacity utilization of facilities;

•                  unanticipated growth in the specialty foodservice market;

•                  the future strength of the beverage industry;

•                  issues related to plant closings and/or consolidation of existing facilities;

•                  issues related to workforce reductions;

•                  work stoppages, labor negotiations, and labor rates;

•                  government approval and funding of projects;

•                  the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures;

•                  finalization of the price and other terms of now-completed divestitures and unanticipated issues associated with transitional services provided by Manitowoc in connection with those divestitures;

•                  in connection with the now-completed acquisition of Enodis: the ability to appropriately and timely integrate the acquisition of Enodis; realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•                  changes in laws throughout the world;

•                  natural disasters disrupting commerce in one or more regions of the world; and

•                  risks and other factors cited in Manitowoc’s filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

For more information:

Carl J. Laurino

Senior Vice President and Chief Financial Officer

920-652-1720

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Twelve Months Ended December 31, 2010 and 2009

(In millions, except share data)

INCOME STATEMENT

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net sales	$830.9	$798.1	$3,141.7	$3,619.8
Cost of sales	635.6	623.6	2,373.6	2,822.2
Gross profit	195.3	174.5	768.1	797.6

Engineering, selling and administrative expenses	132.0	124.7	514.3	529.8
Asset impairments	—	—	—	695.2
Restructuring expense	0.6	1.0	3.7	39.6
Integration expense	—	—	—	3.6
Amortization expense	9.6	14.0	38.4	38.4
Loss on disposition of operations	—	3.4	2.0	3.4
Other	0.3	—	0.3	—
Operating earnings (loss)	52.8	31.4	209.4	(512.4)
Amortization of deferred financing fees	(4.5)	(7.1)	(22.0)	(28.8)
Interest expense	(45.0)	(43.7)	(175.0)	(174.0)
Loss on debt extinguishment	(27.3)	(8.1)	(44.0)	(9.2)
Other income - net	1.7	8.8	(10.1)	17.1
Earnings (loss) from continuing operations before taxes on income	(22.3)	(18.7)	(41.7)	(707.3)
Provision (benefit) for taxes on income	32.2	4.8	25.0	(57.0)

Earnings (loss) from continuing operations	(54.5)	(23.5)	(66.7)	(650.3)

Discontinued operations:
Earnings (loss) from discontinued operations, net of income taxes	(9.9)	(0.9)	(7.4)	(32.2)
Gain (loss) on sale of discontinued operations, net of income taxes	—	1.6	—	(24.2)
Net earnings (loss)	(64.4)	(22.8)	(74.1)	(706.7)
Less net gain (loss) attributable to noncontrolling interests	(0.6)	0.7	(2.7)	(2.5)
Net earnings (loss) attributable to Manitowoc	$(63.8)	$(23.5)	$(71.4)	$(704.2)

Amounts attributable to the Manitowoc common shareholders:
Earnings (loss) from continuing operations	$(53.9)	$(24.2)	$(64.0)	$(647.8)
Earnings (loss) from discontinued operations, net of income taxes	(9.9)	(0.9)	(7.4)	(32.2)
Gain (loss) on sale of discontinued operations, net of income taxes	—	1.6	—	(24.2)
Net earnings (loss) attributable to Manitowoc	$(63.8)	$(23.5)	$(71.4)	$(704.2)

DILUTED EARNINGS (LOSS) PER SHARE:
Earnings (loss) from continuing operations attributable to the Manitowoc	$(0.41)	$(0.19)	$(0.49)	$(4.97)
common shareholders, net of income taxes			$—
Earnings (loss) from discontinued operations attributable to the Manitowoc	(0.08)	(0.01)	(0.06)	(0.25)
common shareholders, net of income taxes
Gain (loss) on sale of discontinued operations, net of income taxes common shareholders, net of income taxes	—	0.01	—	(0.19)

DILUTED EARNINGS (LOSS) PER SHARE	$(0.49)	$(0.18)	$(0.55)	$(5.41)

AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	130,644,948	130,391,438	130,581,040	130,268,670
Average Shares Outstanding - Diluted	130,644,948	130,391,438	130,581,040	130,268,670

SEGMENT SUMMARY

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net sales from continuing operations:
Cranes and related products	$491.4	$480.3	$1,748.6	$2,285.0
Foodservice equipment	339.5	317.8	1,393.1	1,334.8
Total	$830.9	$798.1	$3,141.7	$3,619.8

Operating earnings (loss) from continuing operations:
Cranes and related products	$30.4	$18.3	$89.7	$145.0
Foodservice equipment	42.1	39.8	205.3	167.2
General corporate expense	(9.2)	(8.3)	(41.2)	(44.4)
Asset impairments	—	—	—	(695.2)
Restructuring expense	(0.6)	(1.0)	(3.7)	(39.6)
Integration expense	—	—	—	(3.6)
Amortization	(9.6)	(14.0)	(38.4)	(38.4)
Loss on disposition of operations	—	(3.4)	(2.0)	(3.4)
Other	(0.3)	—	(0.3)	—
Total	$52.8	$31.4	$209.4	$(512.4)

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Twelve Months Ended December 31, 2010 and 2009

(In millions)

BALANCE SHEET

	December 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and temporary investments	$86.4	$106.3
Restricted cash	9.4	6.5
Accounts receivable - net	255.1	294.8
Inventories - net	556.7	581.3
Deferred income taxes	131.3	142.0
Other current assets	57.7	84.1
Current assets of discontinued operation	63.7	44.9
Total current assets	1,160.3	1,259.9

Property, plant and equipment - net	565.8	641.1
Intangible assets - net	2,069.4	2,102.7
Other long-term assets	91.9	138.2
Long-term assets of discontinued operation	124.3	136.8
TOTAL ASSETS	$4,011.7	$4,278.7

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$776.4	$782.4
Short-term borrowings	61.8	144.9
Customer advances	48.9	71.0
Product warranties	86.7	96.0
Product liabilities	27.8	28.0
Current liabilities of discontinued operation	24.2	19.9
Total current liabilities	1,025.8	1,142.2

Long-term debt	1,935.6	2,027.5
Other non-current liabilities	551.1	482.8
Long-term liabilities of discontinued operation	18.5	19.1
Stockholders’ equity	480.7	607.1
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,011.7	$4,278.7

CASH FLOW SUMMARY

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net earnings (loss) attributable to Manitowoc	$(63.8)	$(23.5)	$(71.4)	$(704.2)
Non-cash adjustments	114.2	87.4	226.9	877.3
Changes in operating assets and liabilities	102.0	92.9	49.8	171.3
Net cash provided from (used for) operating activities of continuing operations	152.4	156.8	205.3	344.4
Net cash provided from (used for) operating activities of discontinued operations	4.7	2.2	4.0	(4.9)
Net cash provided from (used for) operating activities	157.1	159.0	209.3	339.5
Business acquisitions, net of cash acquired	—	—	(4.8)	—
Capital expenditures	(13.9)	(8.1)	(36.1)	(69.2)
Restricted cash	0.3	—	(2.9)	(1.4)
Proceeds from sale of business	—	15.4	3.8	164.2
Proceeds from sale of fixed assets	6.1	1.1	19.4	4.6
Net cash provided from (used for) investing activities of discontinued operations	(1.6)	(0.9)	(4.2)	(3.3)
Payments on borrowings - net	(149.5)	(220.7)	(163.6)	(474.6)
Payments on receivable financing - net	(0.6)	2.5	(4.2)	(5.4)
Proceeds from securitization financing	—	—	101.0	—
Payments on securitization financing	—	—	(101.0)	—
Dividends paid	(10.5)	(2.6)	(10.5)	(10.4)
Stock options exercised	0.2	2.0	0.9	1.9
Debt issuance costs	(15.5)	(0.3)	(27.0)	(18.1)
Effect of exchange rate changes on cash	0.6	0.2	—	5.8
Net increase (decrease) in cash & temporary investments	$(27.3)	$(52.4)	$(19.9)	$(66.4)